                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        HILB, ROGAL AND HAMILTON COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                 [LOGO OF HRH]

                                                                  March 30, 2001

Dear Shareholder:

    You are cordially invited to attend our Annual Meeting of Shareholders on Tuesday, May 1, 2001, at 10:00 a.m. at The Jefferson Hotel, 101 W. Franklin Street, Richmond, Virginia. At the meeting you will be asked to elect four directors to the class of directors whose term of office expires in 2004. On the following pages, you will find the formal notice of annual meeting and the proxy statement.

    Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, you are urged to complete, sign, date and mail your proxy card or voting instruction promptly in the enclosed postage-paid envelope. Also, registered shareholders may vote by telephone or over the Internet. Instructions for using these convenient services are included on the proxy card. Beneficial owners of shares held in street name should follow the voting instructions provided by their bank or broker.

    We hope you will participate in the annual meeting, either in person or by proxy.

                                    Sincerely,

                                    /s/ Andrew L. Rogal
                                    Andrew L. Rogal
                                    Chairman and Chief Executive Officer

                        HILB, ROGAL AND HAMILTON COMPANY
                              4235 Innslake Drive
                                 P. O. Box 1220
                        Glen Allen, Virginia 23060-1220

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 2001

                               ----------------

   The Annual Meeting of Shareholders of Hilb, Rogal and Hamilton Company (the Company) will be held on Tuesday, May 1, 2001, at 10:00 a.m. at The Jefferson Hotel, 101 W. Franklin Street, Richmond, Virginia, for the following purposes:

  1. To elect four directors to the class of directors whose term of office expires in 2004; and

  2. To transact such other business as may properly come before the meeting.

   Only shareholders of record at the close of business on March 16, 2001, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the meeting.

                                          By Order of The Board of Directors
                                          /s/ Walter L. Smith

                                          Walter L. Smith
                                          Vice President, General Counsel and
                                           Corporate Secretary

March 30, 2001

                                PROXY STATEMENT

   Proxies in the form enclosed are solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on May 1, 2001, and any duly reconvened meeting after adjournment thereof (the Meeting). Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date or by voting in person at the Meeting. It is expected that this proxy statement and the enclosed proxy card will be mailed on or about March 30, 2001, to all shareholders entitled to vote at the Meeting.

   Shareholders and participants in plans holding shares of the Company's Common Stock are urged to complete, sign and date the enclosed proxy or voting instruction and return it as promptly as possible in the postage-paid envelope enclosed for that purpose. Registered shareholders can also deliver proxies by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card. If your shares are held in street name with your bank or broker, please vote in the manner provided by the voting instruction enclosed with this Proxy Statement.

   The Company will pay all of the costs associated with this proxy solicitation. In addition, certain officers and employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the shares.

   On the record date of March 16, 2001, the date for determining shareholders entitled to notice of, and to vote at, the Meeting, there were 13,473,290 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the Meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Meeting. Shares held in street name (Broker Shares) that are not voted on any matter at the Meeting will not be included in determining the number of shares present or represented at the Meeting.

   The management and directors are not aware of any matters to be presented for action at the Meeting other than the matters stated in the notice of the Meeting. If any such matter requiring a vote of the shareholders should properly come before the Meeting, unless otherwise instructed, it is the intention of the persons named in the proxy card to vote such proxy in accordance with their best judgment.

                       SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth, as of March 1, 2001, certain information with respect to (a) the beneficial ownership of the Company's Common Stock by
(i) each director and nominee; (ii) the Chief Executive Officer, Andrew L. Rogal, and each of the Company's four other most highly paid executive officers, Martin L. Vaughan, III, Timothy J. Korman, John P. McGrath and Robert B. Lockhart (collectively, the Named Executive Officers); and (iii) all directors and executive officers as a group and (b) the amount of Deferred Stock Units held by each such person or group.

                                                   Beneficial Ownership
                                                 ------------------------- Deferred
                                                   Number of                Stock
                                                    Common     Exercisable  Units
Name                                             Shares (1)(2) Options (3)   (4)
----                                             ------------- ----------- --------
Theodore L. Chandler, Jr.......................      12,370       27,000     5,588
Norwood H. Davis, Jr...........................      10,000       23,000       266
Robert W. Fiondella (5)........................       5,000       10,000     2,212
J. S. M. French................................      43,900       27,000     4,639
Robert H. Hilb.................................     115,300       15,000     5,555
Timothy J. Korman..............................      55,518       46,000         0
Robert B. Lockhart.............................      12,570        2,875     4,478
Anthony F. Markel..............................       7,000       15,000     4,390
John P. McGrath................................      26,339       44,500         0
Thomas H. O'Brien (6)..........................      14,642       27,000         0
Andrew L. Rogal................................      94,189       94,000         0
David W. Searfoss (5)..........................       1,000       10,000     2,320
Robert S. Ukrop................................      20,648       27,000     4,418
Martin L. Vaughan, III.........................     147,058        3,000     6,905
                                                    -------      -------    ------
All directors and executive officers as a group
 (24 persons, including those named above).....     697,179      556,000    47,337

--------
(1) The number of shares of Common Stock shown in the table includes 51,080 shares held for certain executive officers in the Company's Retirement Savings Plan as of March 1, 2001 and 99,200 shares of Restricted Stock granted to executive officers pursuant to the Company's 1989 Stock Plan and 2000 Stock Incentive Plan. The number of shares also includes 100,061 shares of Common Stock held by immediate family members, controlled entities and in various fiduciary capacities. Such shares may be deemed to be beneficially owned by the rules of the Securities and Exchange Commission, but inclusion of the shares in the table does not constitute admission of beneficial ownership.
(2) On March 1, 2001, the Company had 13,469,290 shares of Common Stock issued and outstanding. Each of the individuals listed in the table is the beneficial owner of less than 1% of the issued and outstanding shares on that date, except for Andrew L. Rogal and Martin L. Vaughan, III, who beneficially owned 1.39% and 1.11%, respectively, of the issued and outstanding shares as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. As a group, the directors and executive officers beneficially owned 8.94% of the Common Stock issued and outstanding on that date.
(3) The number of shares indicated includes shares which may be acquired through the exercise of stock options within sixty days after March 1, 2001, pursuant to the Company's 1986 Incentive Stock Option Plan, 1989 Stock Plan, 2000 Stock Incentive Plan and Nonemployee Directors Stock Incentive Plan.
(4) The amounts reported in this column are Deferred Stock Units held by (i) nonemployee directors under the Company's Amended and Restated Outside Directors Deferral Plan (see "Director's Compensation") and (ii) executive officers under the Company's Executive Voluntary Deferral Plan, a deferred compensation plan, as of March 1, 2001. Each Deferred Stock Unit represents a hypothetical share of the Company's Common Stock, fluctuates in value with the market price of such stock and is payable only in cash.
(5) The number of shares listed does not include 865,042 shares of Common Stock owned by Phoenix Home Life Mutual Insurance Company (Phoenix Home
    Life) and debentures owned by Phoenix Home Life which are convertible into 1,406,593 shares of Common Stock at $22.75 per share, beneficial ownership of each of which is disclaimed by Messrs. Fiondella and Searfoss.
(6) Includes 249 shares of Common Stock for Mr. O'Brien earned pursuant to the Nonemployee Directors Stock Incentive Plan as of March 1, 2001, to be issued on March 31, 2001.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information with respect to each person or group known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company. In preparing the table below, the Company has relied, without further investigation, on information contained in the filings by each reporting person with the Securities and Exchange Commission (the Commission) under the Securities Exchange Act of 1934, as amended.

                                                           Number of Percent of
Name and Address of Beneficial Owner                        Shares   Class (1)
------------------------------------                       --------- ----------
Southeastern Asset Management, Inc. (2)................... 1,913,900   14.21%
 Longleaf Partners Small-Cap Fund
 O. Mason Hawkins
 6410 Poplar Avenue
 Suite 900
 Memphis, Tennessee 38119

Phoenix Home Life Mutual Insurance Company (3)............ 2,271,635      (3)
 1 American Row
 Hartford, Connecticut 06103

Investors Group Inc. (4).................................. 1,107,000    8.22%
 Investors Group Trustco Inc.
 Investors Group Trust Co. Ltd.
 I. G. Investment Management, Ltd.
 Investors U.S. Opportunities Fund
 Investors U.S. Growth Fund
 One Canada Centre
 447 Portage Avenue
 Winnipeg, Manitoba R3C 3B6

FMR Corp. (5).............................................   736,750    5.47%
 Edward C. Johnson III
 Abigail P. Johnson
 Fidelity Management & Research Company
 Fidelity Management Trust Company
 82 Devonshire Street
 Boston, Massachusetts 02109

Capital Research and Management Company (6)...............   675,000    5.01%
 333 South Hope Street
 Los Angeles, California 90071

--------
(1) Based on 13,469,290 shares of Common Stock issued and outstanding on March 1, 2001.
(2) Southeastern Asset Management, Inc. (Southeastern), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, Longleaf Partners Small-Cap Fund (Longleaf), an investment company registered under Section 8 of the Investment Company Act of 1940, and O. Mason Hawkins (Hawkins) filed a joint Schedule 13G/A with the Commission reporting beneficial ownership as of

    December 31, 2000 of 1,913,900 shares of Common Stock, which are held in various capacities. Southeastern reported that it had sole voting and disposition authority as to 254,600 shares and shared voting and disposition authority as to 1,659,300 shares, owned by Longleaf, a series of Longleaf Partners Funds Trust. Hawkins may be deemed to be a controlling person of Southeastern as a result of his official positions with or ownership of its voting securities; however, the existence of such control is expressly disclaimed as Hawkins does not own directly or indirectly any shares for his own account.
(3) Phoenix Home Life filed a Form 3 for May 1999 reporting that as of May 3, 1999, it had sole voting and dispositive power as to 865,042 shares of Common Stock, which represents 6.42% of the Common Stock issued and outstanding as of March 1, 2001. Additionally, Phoenix Home Life holds $32,000,000 of subordinated debentures convertible into 1,406,593 shares of Common Stock at a price of $22.75 per share. If the debentures were converted as of March 1, 2001, Phoenix Home Life would own 2,271,635 shares of Common Stock representing 15.27% of the issued and outstanding Common Stock.
(4) Investors Group, Inc. filed a joint Schedule 13G/A with the Commission on February 14, 2001 reporting that as of February 13, 2001 it had shared voting and dispositive power as to 1,107,000 shares of Common Stock, of which 206,000 shares were held in its Investors U.S. Opportunities Fund and 901,000 shares were held in its Investors U. S. Growth Fund (collectively, the Funds). According to the Schedule 13G/A, the Funds are open-end mutual fund trusts managed by I.G. Investment Management, Ltd. Investors Group Trust Co. Ltd. serves as trustee of the Funds. Investors Group, Inc. and Investors Group Trustco Inc. are holding companies.
(5) In a Schedule 13G filed with the Commission on February 13, 2001, FMR Corp. reported that its wholly owned subsidiary, Fidelity Management & Research Company (Fidelity Management), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, was the beneficial owner of 319,730 shares of the Company's Common Stock as a result of acting as investment advisor to various investment companies (Fidelity Funds), and that its wholly owned subsidiary, Fidelity Management Trust Company (Fidelity Trust), was the beneficial owner of 417,020 shares of the Company's Common Stock as a result of serving as investment manager of certain institutional accounts. FMR Corp. and Edward
    C. Johnson, III, through their control of Fidelity Management, have disposition authority over the 319,730 shares held by the Fidelity Funds; however, the Board of Trustees of the Fidelity Funds have sole voting authority with respect to shares held by such Funds. FMR Corp. and Edward
    C. Johnson, III, through their control of Fidelity Trust, have voting and disposition authority over the 417,020 shares owned by its institutional accounts.
(6) Capital Research and Management Company (Capital), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, filed a Schedule 13G with the Commission on February 12, 2001 reporting that it was the beneficial owner of 675,000 shares of the Company's Common Stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital reported that it had no voting authority and sole disposition authority with respect to the 675,000 shares of Common Stock.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

   Four (4) directors are to be elected at the Meeting to serve for terms of three (3) years expiring on the date of the Annual Meeting in 2004 and until their successors are elected.

   It is intended that votes represented by proxies, unless otherwise specified, will be cast for the election as directors of the nominees listed below, all of whom are now directors of the Company. The election of each nominee for director requires a plurality of the votes cast by shares of Common Stock entitled to vote in the election of directors. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.

   If, at the time of the Meeting, any nominee should be unable to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

   The following information is furnished with respect to each nominee and each director whose term of office will continue after the Meeting.

Nominees for Election for Terms Expiring in 2004

   J.S.M. French, 60, has been President of Dunn Investment Company, a construction materials and construction investment company in Birmingham, Alabama, since 1978 and has been a director of the Company since 1984. He is a director of Regions Financial Corporation, Energen Corporation and Protective Life Corporation. Mr. French is a member of the Audit Committee.

   Anthony F. Markel, 59, has been President and Chief Operating Officer of Markel Corporation, an insurance company headquartered in Richmond, Virginia and comprised of five operating units underwriting specialty insurance products and programs to a variety of niche markets, since March 1992 and has been a director of the Company since 1998. He is a director of Markel Corporation and Open Plan Systems, Inc. Mr. Markel is a member of the Audit Committee, Executive Committee and the Product Development Committee.

   David W. Searfoss, 49, has been Executive Vice President and Chief Financial Officer of Phoenix Home Life, a company providing insurance services throughout the Northeast, since 1988 and has been a director of the Company since 1999. He is a director of PXRE Group, Ltd. Mr. Searfoss is a member of the Audit Committee.

   Robert S. Ukrop, 54, has been President and Chief Executive Officer of Ukrop's Super Markets, Inc., a company owning 27 retail food stores and three food manufacturing facilities in Central Virginia, since 1994 and has been a director of the Company since 1989. He is a first cousin of Timothy J. Korman, Executive Vice President, Finance and Administration of the Company. Mr. Ukrop is Chairman of the Corporate Affairs Committee.

   The Board of Directors recommends that the shareholders vote FOR the nominees set forth above.

Incumbent Directors Whose Terms Expire at the 2002 Annual Meeting

   Theodore L. Chandler, Jr., 48, has been Senior Executive Vice President of LandAmerica Financial Group, Inc., a company providing title insurance and related services through its underwriting and other subsidiaries, since January 2000. He had been a principal in the law firm of Williams, Mullen, Clark & Dobbins in Richmond, Virginia from 1982 to January 2000 and has been a director of the Company since 1986. Williams, Mullen,

Clark & Dobbins has represented the Company as legal counsel since the Company's formation in 1982. Mr. Chandler is a director of LandAmerica Financial Group, Inc. and Open Plan Systems, Inc. Mr. Chandler is Chairman of the Audit and Corporate Governance Committees and a member of the Compensation Committee, Corporate Affairs Committee and the Executive Committee.

   Norwood H. Davis, Jr., 61, has been Chairman of the Board of Trigon Healthcare, Inc., a company providing health care coverage and specialty health services in Virginia, since 1989, was Chief Executive Officer from 1981 to 1999 and has been a director of the Company since 1994. Mr. Davis is a director of Trigon Healthcare, Inc. and First Union Corporation. Mr. Davis is a member of the Compensation Committee, Corporate Governance Committee, Executive Committee and Product Development Committee.

   Timothy J. Korman, 48, has been Executive Vice President, Finance and Administration of the Company since 1997 and a director of the Company since 1999. He was Executive Vice President, Chief Financial Officer and Treasurer of the Company from 1995 to 1997. Mr. Korman is a member of the Corporate Affairs Committee.

   Thomas H. O'Brien, 64, has been Chairman and Chief Executive Officer of The PNC Financial Services Group, Inc., a multi-bank holding company engaged in financial services activities in Pittsburgh, Pennsylvania, since 1985 and has been a director of the Company since 1982. He has been Chairman of PNC Bank, N.A., a national banking institution in Pittsburgh, Pennsylvania, since 1993. He is a director of Bell Atlantic Corporation and The PNC Financial Services Group, Inc. Mr. O'Brien is Chairman of the Compensation Committee and a member of the Executive Committee and Corporate Governance Committee.

Incumbent Directors Whose Terms Expire at the 2003 Annual Meeting

   Robert W. Fiondella, 58, has been Chairman of the Board and Chief Executive Officer of Phoenix Home Life since February 2001 and was Chairman of the Board, President and Chief Executive Officer from February 1994 until February 2001 and has been a director of the Company since June 1999. Mr. Fiondella is the President of PM Holdings, Inc. (Holdings) and is also a member of the Board of Directors of several of Phoenix Home Life's subsidiaries, including Holdings and Phoenix Charter Oak Trust Company. Mr. Fiondella is also a member of the Boards of Directors of PXRE, PXRE Reinsurance, Advest Group, Inc. and Barnes Group. Mr. Fiondella is Chairman of the Product Development Committee and a member of the Corporate Affairs Committee.

   Robert H. Hilb, 73, has been Chairman Emeritus since January 2000. He was Chairman of the Company from 1991 until December 1999 and has been a director of the Company since 1982. He was Chief Executive Officer of the Company from 1991 to May 1997. Mr. Hilb is a member of the Executive Committee, Corporate Governance Committee and Compensation Committee.

   Andrew L. Rogal, 52, has been Chairman since January 2000 and Chief Executive Officer since May 1997. He was President of the Company from 1995 until December 1999 and has been a director of the Company since 1989. He was Chief Operating Officer of the Company from 1995 to May 1997. Mr. Rogal is Chairman of the Executive Committee.

   Martin L. Vaughan, III, 54, has been President of the Company since January 2000. He has been Chief Operating Officer and a director of the Company since June 1999. He was President and Chief Executive Officer of American Phoenix Corporation from 1990 to 1999. Mr. Vaughan is a member of the Product Development Committee.

Certain Nomination and Voting Arrangements

   On May 3, 1999, the Company acquired from Holdings and Martin L. Vaughan, III (Vaughan) all of the issued and outstanding shares of the capital stock of American Phoenix Corporation (APC), resulting in APC becoming a wholly owned subsidiary of the Company. In connection with the acquisition, the Company, Holdings and Holdings' parent, Phoenix Home Life, entered into a Voting and Standstill Agreement (the Voting Agreement). The Voting Agreement provided, among other things, that (i) in connection with the 2000 Annual

Meeting, the Company would nominate and recommend for election two directors, Vaughan and a person designated by the Company, and (ii) commencing with the 2000 Annual Meeting and continuing during the term of the Voting Agreement, the Company would nominate and recommend for election two additional directors, Robert W. Fiondella and a person designated by Holdings, to serve on the Board of Directors of the Company. Timothy J. Korman and David W. Searfoss were the designees of the Company and Holdings, respectively. The Voting Agreement requires the Holdings designee to resign from the Board of Directors once Holdings' ownership percentage of the Company's adjusted outstanding shares of Common Stock (as defined in the Voting Agreement) is reduced to less than 10%.

   Pursuant to the Voting Agreement, Phoenix Home Life and Holdings have agreed to vote the shares of Common Stock owned by them or their affiliates in accordance with the recommendation of the Board of Directors on matters relating to (i) the election of directors nominated by the Board of Directors or a nominating committee thereof, (ii) certain tender or exchange offers, election contests and other attempts to acquire control of the Company or the Board of Directors and (iii) for a period of five years, business combination and similar transactions for which shareholder approval is sought. Unless terminated earlier by written agreement of the parties, the Voting Agreement will remain in effect until May 3, 2009.

Meetings and Committees of the Board of Directors

   The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Compensation Committee, the Corporate Affairs Committee, the Product Development Committee and the Corporate Governance Committee. The Executive Committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors in order for the Executive Committee to act between meetings of the Board. The responsibilities of the Audit Committee include the review of the scope and the results of the work of the independent auditors and internal auditors, the review of internal accounting controls and the recommendation of the independent auditors to be designated for the ensuing year. As more fully discussed below under "Compensation Committee Report on Executive Compensation," the Compensation Committee establishes the compensation of all executive officers of the Company and administers the Company's stock option plans, the Outside Directors Deferral Plan, the Executive Voluntary Deferral Plan and the Supplemental Executive Retirement Plan. The Corporate Affairs Committee is responsible for monitoring the Company's external relations in its communities. The Product Development Committee is charged with investigating and developing new product offerings for the Company's subsidiaries. The Corporate Governance Committee is responsible for recommending to the Board of Directors persons to be nominated for election as directors of the Company and other matters related to corporate governance and procedures. Refer to "Proposals for 2002 Annual Meeting."

   In 2000, there were four meetings of the Board of Directors, four meetings of the Audit Committee, three meetings of the Compensation Committee, two meetings of the Executive Committee, three meetings of the Corporate Governance Committee, one meeting of the Product Development Committee, and one meeting of the Corporate Affairs Committee. Each member of the Board of Directors attended at least 75% of the aggregate total number of meetings of the Board and the committees on which he served.

Directors' Compensation

   Each director who is not an employee of the Company receives an annual retainer of $14,000, a fee of $2,500 for each Board meeting attended and a fee of $1,000 for each committee meeting attended. Additionally, the chair of every committee receives an annual retainer of $2,000. Directors who are also officers of the Company receive no compensation for their services as directors.

   The Company has an Amended and Restated Outside Directors Deferral Plan (the Amended and Restated Plan) which permits a nonemployee director to defer all or a portion of his compensation. Under the Amended and Restated Plan, directors of the Company who are not employees of the Company may elect to defer all or part of their annual fees and meeting fees in Deferred Stock Units. Deferred Stock Units represent a hypothetical share of the Company's Common Stock and are credited to a director's account on the date fees are earned at the closing price of the Common Stock on that date. A participant's Deferred Stock Unit Account is increased by phantom dividends equal to the Common Stock dividends paid by the Company. Those directors who elect to defer 100% of their total compensation into Deferred Stock Units for a given year shall receive additional compensation in the form of Deferred Stock Units equal to 30% of their total compensation. Any amounts deferred under the former Outside Directors Deferral Plan (effective January 1, 1995) will continue to be credited with interest annually at the rate of return set forth in the Amended and Restated Plan, which is currently 9%. The amounts accrued for the director under the former plan and the Amended and Restated Plan are paid out in cash, in installments or in a lump sum, at the end of the deferral period pursuant to the director's irrevocable election.

   On May 5, 1998, the shareholders of the Company approved the Nonemployee Directors Stock Incentive Plan which provides that each nonemployee director will receive a grant of an option to purchase 5,000 shares of the Common Stock on the first business day following the Annual Meeting of Shareholders. Therefore, pursuant to the plan, on May 3, 2000, Theodore L. Chandler, Jr., Norwood H. Davis, Jr., Robert W. Fiondella, J.S.M. French, Robert H. Hilb, Anthony F. Markel, Thomas H. O'Brien, David W. Searfoss and Robert S. Ukrop were each granted an option to purchase 5,000 shares of the Common Stock of the Company. The exercise price of all options granted to each nonemployee director is the fair market value of the Common Stock on the date of grant. All of the options become exercisable six months after the date of grant and expire ten years from the date of grant. Also, pursuant to the Company's Nonemployee Directors Stock Incentive Plan, directors may elect to receive some or all of their fees in shares of the Company's Common Stock. Those directors electing to receive 100% of their fees in Common Stock receive additional compensation in the form of Common Stock equal to 30% of their compensation.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock with the Commission. Such persons are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that applicable Section 16(a) filing requirements were satisfied for transactions that occurred in 2000, except that Robert B. Lockhart filed one late Form 4 reporting the acquisition of 3,000 shares of Common Stock in February 2000.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Under rules established by the Commission, the Company is required to provide certain information with respect to the compensation and benefits provided to the Company's Chief Executive Officer, Andrew L. Rogal, and the other Named Executive Officers. The following report of the Compensation Committee of the Board of Directors addresses the Company's compensation policies in effect during 2000.

Role of Compensation Committee

   Decisions on compensation of certain executive officers of the Company are made by the Compensation Committee of the Board of Directors. The Compensation Committee has authority from the Board of Directors to review and determine the salaries of all of the Company's executive officers with the title of Vice President and above. In addition to determining salaries, the Compensation Committee reviews and approves management incentive programs and other benefits for executive officers. The Compensation Committee also administers the

Company's stock option plans. Finally, the Committee recommends to the Board of Directors such other forms of remuneration as the Committee deems appropriate. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reported to the full Board of Directors.

   The following is the text of the report adopted by the Compensation Committee with respect to executive compensation for 2000.

Executive Compensation Policies

   The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, recognize individual initiative and achievement and assist the Company in attracting and retaining highly qualified executives. They provide for competitive base salaries which reflect individual performance and level of responsibility, annual bonuses payable in cash on the basis of Company financial success, individual merit and achievement in obtaining annual performance goals and long-term stock-based incentive opportunities which strengthen the mutuality of interests between senior management and the Company's shareholders.

   To further this mutuality of interests, the Insider Stock Ownership Plan was adopted in 1998 to align the interests of senior management with the shareholders by requiring senior management to attain certain stock ownership levels and therefore maintain a vested interest in the equity performance of the Company. Over a five year period, measured from the later of adoption of the plan or admittance into the executive group, the executives covered by such plan are expected to reach a prescribed ownership level, which is expressed as a multiple of the executive's base salary and which ranges from five times base salary to one times base salary depending on the executive's position. By December 31, 2000, all named executive officers had achieved their prorated goals for the five-year implementation period.

   In furtherance of its responsibility to determine executive compensation, the Compensation Committee annually, or more frequently, reviews the Company's executive compensation program. The Compensation Committee evaluates the salaries and compensation structures of executive officers of peer companies in the industry in order to establish general parameters within which it may fix competitive compensation for its executive officers. The peer group used for compensation analysis for 2000 is the same as the peer group reflected in the performance graph included in this proxy statement. The Committee believes that the Company's compensation of its executive officers is comparable to its peer companies and provides proper incentives to the executive officer group.

   The Compensation Committee then determines the appropriate salary and management incentive opportunity for each executive officer using a number of factors, including the executive officer's individual duties and responsibilities in the Company, tenure, his or her relative importance to the overall success of the Company's short and long-term goals and attainment of individual performance goals, if appropriate. It is the philosophy of the Compensation Committee that incentive compensation should be a very substantial component of total compensation in order to implement the Company's aggressive pay-for-performance policy.

2000 Base Salaries and Annual Incentives

   On June 1, 1997, the Company entered into an employment agreement with Andrew L. Rogal to serve as Chief Executive Officer of the Company. Pursuant to the terms of the employment agreement, Mr. Rogal's annual base salary was fixed at $400,000, subject to an annual review by the Committee to consider appropriate increases. In March of 2000, Mr. Rogal's base annual salary was increased to $465,000. This annual base salary was set based on Mr. Rogal's individual duties and responsibilities, his tenure and a review of salaries paid to the chief executive officers of the Company's peer group companies. In addition, Mr. Rogal is entitled to receive an annual incentive bonus as established and modified from time to time by the Committee. In awarding the annual incentive bonus to Mr. Rogal for 2000, the Committee considered his individual merit and achievement in attaining annual performance goals, the Company's financial success and Mr. Rogal's leadership in strategically focusing the Company. Mr. Rogal is also eligible to receive stock option awards and other long-term equity incentives, as determined by the Committee. In 2000, Mr. Rogal was awarded 13,000 shares of Restricted Stock and a Nonqualified Stock Option for 16,000 shares of Common Stock.

   The Company's other executive officers are also eligible for an annual management incentive award in the form of a cash bonus. On February 10, 2000, the Committee approved the 2000 Corporate Incentive Plan for certain key executives of the Company. The purpose of the program is to more closely align the interests of the senior executives with the shareholders and further strengthen the Company's pay-for-performance policy by providing a pool based on increased earnings per share. Under the Plan, those individuals responsible for overseeing and implementing the strategic initiatives of the Company and for the overall earnings per share of the Company are eligible to participate in the executive bonus pool. The available dollar pool is based on improved earnings per share. On February 12, 2001, utilizing the aforementioned factors, the Committee awarded Mr. Rogal an incentive bonus of $362,300 out of the pool for his 2000 performance.

Tax Considerations

   The Omnibus Budget Reconciliation Act of 1993 established certain criteria for the tax deductibility of compensation in excess of $1.0 million paid to the Company's executive officers. The Company is not in danger of losing deductions under the law. The Committee will carefully consider any plan or compensation arrangement that would result in the disallowance of compensation deductions. The Committee will use its best judgment in such cases, taking all factors into account, including the materiality of any deductions that may be lost. To date, the Committee has not adopted a policy that dictates its decision in such a situation.

   The tables which follow this report, and accompanying narrative and footnotes, reflect the decisions covered by the above discussion.

                                          COMPENSATION COMMITTEE
                                           Thomas H. O'Brien, Chairman
                                           Theodore L. Chandler, Jr.
                                           Norwood Davis
                                           Robert H. Hilb

Compensation Committee Interlocks And Insider Participation

   Theodore L. Chandler, Jr., a member of the Company's Compensation Committee, was formerly a principal in the law firm of Williams, Mullen, Clark & Dobbins, Richmond, Virginia, which serves as outside counsel to the Company. Robert H. Hilb, a member of the Company's Compensation Committee, is the former Chairman and Chief Executive Officer of the Company and currently holds the position of Chairman Emeritus.

                            EXECUTIVE COMPENSATION

                          Summary Compensation Table

   The following table sets forth the annual and long-term compensation paid by the Company to each of the Named Executive Officers for the fiscal years ended December 31, 2000, 1999 and 1998.

                                                                         Long-Term
                                                                       Compensation
                                                                          Awards
                                                                 -------------------------
                                                    Other Annual  Restricted   Securities   All Other
                                             Bonus  Compensation     Stock     Underlying  Compensation
Name and Principal Position  Year Salary($) ($)(1)     ($)(2)    Awards ($)(3) Options (#)    ($)(4)
---------------------------  ---- --------- ------- ------------ ------------- ----------- ------------
Andrew L. Rogal............  2000  460,832  362,300      --         491,270      16,000      137,405
 Chairman and Chief          1999  437,076  272,899      --             --          --       134,236
 Executive Officer           1998  413,126  384,000      --             --       30,000      133,409
Martin L.
 Vaughan, III (5)..........  2000  366,676  264,100      --         343,889      12,000       17,778
 President and Chief         1999  233,344  132,900      --             --          --        10,166
 Operating Officer
Timothy J. Korman..........  2000  269,180  210,200      --         324,994       8,000       54,667
 Executive Vice President,   1999  235,208  128,700      --                         --        52,051
 Finance and Administration  1998  206,563  196,300      --                      13,000       51,125
Jack P. McGrath............  2000  317,660  210,200      --         324,994       8,000       36,826
 Senior Vice President-      1999  304,376  166,100      --             --          --        35,995
 Business and Product        1998  291,586  250,000      --             --       12,000       37,340
 Development
Robert B. Lockhart (5).....  2000  256,668  171,300      --         128,486       6,500       11,165
 Vice President              1999  166,672   85,400      --             --        5,000        6,840

--------
(1) Bonuses reported in the table reflect the amount earned by the Named Executive Officer for each year shown. Payment of such bonuses occurred in the year following the year in which such bonuses were earned.
(2) The dollar value of perquisites and other personal benefits received by each of the Named Executive Officers did not exceed the lesser of either $50,000 or 10 percent of the total amount of annual salary and bonus reported for any named individual.
(3) The 2000 amounts in this column are the dollar values, based on the $37.79 closing price of a share of Common Stock on March 1, 2000, as reported on the New York Stock Exchange, of the following number of shares of Restricted Stock awarded on such date to the Named Executive Officers: Mr. Rogal, 13,000 shares; Mr. Vaughan, 9,100 shares; Mr. Korman, 8,600 shares; Mr. McGrath, 8,600 shares; and Mr. Lockhart, 3,400 shares. The Restricted Stock vests 25% per year on each of four successive anniversary dates commencing two years after the date of the award, provided the Named Executive Officer is employed full time by the Company on the applicable vesting date. The number of shares of Restricted Stock held by each of the Named Executive Officers on December 31, 2000, and the dollar value of such shares on such date based on the $39.875 closing price of a share of Common Stock on December 29, 2001, as reported on the New York Stock Exchange, were as follows: Mr. Rogal, 13,000 shares, $518,375; Mr. Vaughan, 9,100 shares, $362,863; Mr. Korman, 8,600 shares, $342,925; Mr.
    McGrath, 8,600 shares, $342,925; and Mr. Lockhart, 3,400 shares, $135,575.
    Dividends will be paid on the shares of Restricted Stock awarded to the Named Executive Officers.
(4) The amount shown for each Named Executive Officer for 2000 includes (a) the Company's profit sharing and 401(k) matching contributions as follows:
    Mr. Rogal, $5,100; Mr. Vaughan, $5,100; Mr. Korman, $5,100; Mr. McGrath, $5,100 and Mr. Lockhart, $5,100; (b) the Company's expense to the Supplemental Executive Retirement Plan as follows: Mr. Rogal, $29,465 ($9,217 contribution and $20,248 interest accrual); Mr. Vaughan, $6,383 ($5,900 contribution and $483 interest accrual); Mr. Korman, $20,488 ($5,384 contribution and $15,104 interest accrual); Mr. McGrath, $5,336 ($4,430 contribution and $906 interest accrual) and Mr. Lockhart, $2,810 ($2,600 contribution and $210 interest accrual); and (c) the amount of premiums paid on term and split-dollar life insurance as follows: Mr. Rogal, $102,840; Mr. Vaughan, $6,295; Mr. Korman, $29,079; Mr. McGrath, $26,390 and Mr. Lockhart, $3,255.
(5) Messrs. Vaughan and Lockhart were elected to their respective offices shown in the table effective May 3, 1999 in connection with the acquisition of American Phoenix Corporation. The amounts reported in the table for Messrs. Vaughan and Lockhart for fiscal year 1999 reflect compensation paid to them by the Company following the acquisition and their employment by the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table contains information concerning grants of stock options to each of the Named Executive Officers during the fiscal year ended December 31, 2000. No stock appreciation rights (SARs) were granted during fiscal year 2000 and there are no outstanding SARs.

                                       Individual Grants
                          -------------------------------------------
                                      % of Total
                           Number of   Options
                          Securities  Granted to Exercise
                          Underlying  Employees   or Base              Grant Date
                            Options   in Fiscal    Price   Expiration   Present
Name                      Granted (1)    Year    ($/Sh)(2)  Date (3)  Value ($)(4)
----                      ----------- ---------- --------- ---------- ------------
Andrew L. Rogal.........    16,000      10.42%   $28.4375   03/01/07    $129,280
Martin L. Vaughan, III..    12,000       7.82     28.4375   03/01/07      96,960
Timothy J. Korman.......     8,000       5.21     28.4375   03/01/07      64,640
John P. McGrath.........     8,000       5.21     28.4375   03/01/07      64,640
Robert B. Lockhart......     6,500       4.23     28.4375   03/01/07      52,520

--------
(1) The options granted to the Named Executive Officers contain a provision whereby the right to exercise such options vests at a rate of 25% of the aggregate number of shares of Common Stock of the Company covered by such options on each of the first four successive anniversary dates of the date of grant.
(2) The exercise price for the options listed in the table was the fair market value on the date of grant. The exercise price may be paid in cash, in shares of Common Stock of the Company valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all required withholding and other deductions.
(3) The options listed in the table expire seven years from the date of grant. An earlier expiration date may apply in the event of the optionee's termination of employment, retirement, death or disability.
(4) The Black-Scholes option pricing model was used to determine the "Grant Date Present Value" of the options listed in the table. The model assumed a volatility measure of .204, a risk free interest rate of 6.63% and a dividend yield of 2.32%. The model also assumed an exercise date seven years after its grant. Because the magnitude of any non-transferability discount is extremely difficult to determine, none was applied in determining the value of the reported options. The grant date present values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, an optionee will realize will depend on the excess of market value of a share of the Company's Common Stock over the exercise price on the date the option is exercised.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

   The following table provides information concerning the value of the outstanding options for the Named Executive Officers on December 31, 2000. Messrs. Andrew L. Rogal and Timothy J. Korman were the only Named Executive Officers to exercise options during 2000.

                                                 Number of Securities
                                                Underlying Unexercised   Value of Unexercised In-
                                                Options at Fiscal Year     the-Money Options at
                            Shares     Value            End (#)           Fiscal Year End ($)(2)
                           Acquired   Realized ------------------------- -------------------------
Name                      on Exercise  ($)(1)  Exercisable/Unexercisable Exercisable/Unexercisable
----                      ----------- -------- ------------------------- -------------------------
Andrew L. Rogal.........     5,240    188,500       90,000 / 46,000         2,185,938 / 873,937
Martin L. Vaughan, III..       N/A        N/A            0 / 12,000                 0 / 137,250
Timothy J. Korman.......     3,000     47,250       44,000 / 22,000         1,070,782 / 414,782
John P. McGrath.........       N/A        N/A       42,500 / 21,500         1,034,063 / 403,688
Robert B. Lockhart......       N/A        N/A        1,250 / 10,250            23,672 / 145,360

--------
(1) The value realized represents the difference between the exercise price of the option and the fair market value of the Company's stock on the date of exercise.
(2) The value of in-the-money options at fiscal year end was calculated by determining the difference between the closing price of $39.875 per share of the Company's Common Stock on the New York Stock Exchange on December 29, 2000, the last trading day of the fiscal year, and the exercise price of the options.

                          HRH RETIREMENT SAVINGS PLAN

   The Company administers the HRH Retirement Savings Plan (the Retirement Savings Plan) in which the Named Executive Officers are permitted to participate on the same terms as other employees who meet applicable eligibility criteria. The Retirement Savings Plan's main component is a salary reduction provision under Section 401(k) of the Internal Revenue Code. As of April 1, 1998, the Retirement Savings Plan was amended to provide that the Company's matching contribution would increase from 50% of the first 4% of a participant's salary reduction to 100% of the first 3% of a participant's salary reduction. Therefore, as of April 1, 1998, the profit sharing component of the Retirement Savings Plan was not expected to be used except in exceptional circumstances. The Company matching contribution for 2000 for the Named Executive Officers was $25,500, and for all executive officers as a group was $72,725, under the salary reduction provision of the Retirement Savings Plan.

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

   The Named Executive Officers participate in the Company's Supplemental Executive Retirement Plan (the SERP), which as of January 1, 1998, was amended and restated to convert the plan from a defined benefit arrangement to a cash balance arrangement, to provide a contribution to participants equal to the Company's profit sharing and matching contributions applied to the participants' base salary in excess of the Internal Revenue Service (the IRS) maximum allowable salary for qualified plans, which was $170,000 for 2000. The SERP was further amended to allow all current and future employees earning in excess of the IRS maximum allowable salary for qualified plans to become participants in the plan, to grandfather the current participants and provide these individuals with a contribution each year equal to the greater of a fixed 2% contribution of their base salary or the calculation for regular participants, to convert the vested benefit accrued for current participants to a cash balance as of December 31, 1997, and to add a provision wherein terminated or retired participants who are employed by a competing entity of the Company will forfeit their remaining account balance.

   Contributions to the SERP for 2000 for each of the Named Executive Officers were as follows: Mr. Rogal, $9,217; Mr. Vaughan, $5,900; Mr. Korman, $5,384; Mr. McGrath, $4,430 and Mr. Lockhart, $2,600. For all executive officers as a group, the 2000 contribution to the SERP was $44,607. Additionally, interest accruals on their balances for 2000 were as follows:
Mr. Rogal, $20,248; Mr. Vaughan, $483; Mr. Korman, $15,104; Mr. McGrath, $906 and Mr. Lockhart, $210. For all executive officers as a group, interest accruals on their balances for 2000 equaled $42,653.

                             EMPLOYMENT AGREEMENTS

   Mr. Rogal entered into an employment agreement with the Company on June 1, 1997, for an original term of five (5) years. The agreement provides for an annual review of his salary by the Compensation Committee of the Board of Directors of the Company to consider appropriate increases, but in no event shall his base annual salary of $400,000 be reduced. The agreement may be terminated by the Company with or without proper cause; however, should the agreement be terminated without proper cause, Mr. Rogal would be entitled to receive compensation, annual incentive bonus and benefits until the expiration of the five year term of employment. The annual incentive bonus would be equal to the greater of the highest annual incentive bonus payment previously received by Mr. Rogal during the term of the aforementioned agreement or the sum of $100,000.

   Mr. Vaughan entered into an employment agreement with the Company on May 3, 1999, for an original term of three (3) years. The agreement provides for an annual review of his salary by the Compensation Committee of the Board of Directors of the Company to consider appropriate increases and any incentive bonus payments as may be determined by the Committee, but in no event shall his base annual salary of $350,000 be reduced. The agreement may be terminated by the Company with or without proper cause; however, should the agreement be terminated without proper cause, Mr. Vaughan would be entitled to receive compensation, annual incentive bonus and benefits until the expiration of the three year term of employment.

   Mr. McGrath entered into an employment agreement with the Company on July 1, 1999, for an original term of two (2) years, subject to the review of the Board of Directors, at a base annual salary of $306,000, which cannot be reduced. The agreement may be terminated by the Company with or without proper cause; however, should the agreement be terminated without proper cause, Mr. McGrath would be entitled to receive compensation, annual incentive bonus and benefits until the expiration of the two year term of employment. The annual incentive bonus would be equal to the greater of the highest annual incentive bonus payment previously received by Mr. McGrath during the term of the aforementioned agreement or 50% of his base salary.

   Messrs. Lockhart and Korman are each employed under standard employment agreements. All such agreements may be terminated for cause and may be terminated without cause on notice of 90 days or less. In no case would any of the foregoing individuals be entitled to compensation greater than 90 days of base salary and any pro-rated portion of any applicable incentive.

   All of the employment agreements contain restrictive covenants relating to the protection of confidential information and clients of the Company.

                    CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

   To ensure continuity and the continued dedication of key executives during any period of uncertainty caused by the threat or occurrence of a takeover, the Company has entered into change of control employment agreements with its executive officers, including each of the Named Executive Officers named in the Summary Compensation Table.

   In the event there is a change of control of the Company, the executive will be employed for a period of three years after the change of control. If the employment of the executive terminates at any time during the three year period following a change of control for any reason other than death, cause or the executive's election, the executive will receive an agreed upon amount of severance pay equal to two to three times such executive's highest applicable annual salary and bonus. Additionally, the executive would be eligible to receive benefits substantially equivalent to those which would have been received under the Company's qualified and non-qualified plans. The change of control employment agreements provide that any excise taxes shall be paid by the Company, as well as any legal expenses of the executive. If an executive elects to terminate his employment in the first year after the change of control, but without any deemed breach by the Company or its successor, the executive shall be entitled to severance equal to one-half to one times the executive's highest applicable annual salary and bonus.

   Mr. Rogal, Mr. Vaughan and Mr. Korman each have a change of control employment agreement which provides for a three times severance formula (except for death or cause) and a one-time severance formula for a voluntary termination in the first year after the change of control. The change of control agreements for the other Named Executive Officers provide for a two times and a one-half times severance formula.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On May 3, 1999, the Company issued to Holdings and Phoenix Home Life $32,000,000 in aggregate principal amount of the Company's 5.25% Convertible Subordinated Debentures Due 2014 (Debentures) in connection with the Company's acquisition of APC from Holdings and Vaughan. Two directors of the Company, Robert W. Fiondella and David W. Searfoss, are executive officers of Phoenix Home Life and Mr. Fiondella is an executive officer of Holdings. Immediately after the Company's acquisition of APC, Holdings distributed all of its consideration received, including the Debentures, to Phoenix Home Life. The aggregate amount of the Company's indebtedness to Phoenix Home Life represented approximately 8.1% of the Company's total consolidated assets as of December 31, 2000.

   Effective as of January 1, 1996, Richard F. Galardini, formerly Vice President and National Director, Employee Benefits for the Company, sold an interest in a certain employee benefits business to the Company's Pittsburgh office. Pursuant to the terms of such agreement, for each of the calendar years 1996 through 2000, Mr. Galardini would receive the lesser of 10% of the revenues realized or $150,000. Additionally, Mr. Galardini could, subject to certain conditions, receive the same amounts for each of the calendar years 2001 through 2005. For 2000, Mr. Galardini received the maximum payment of $150,000.

                               PERFORMANCE GRAPH

   The following Performance Graph compares the Company's cumulative total shareholder return on its Common Stock, assuming reinvestment of dividends, with the cumulative total return on the published Standard & Poor's 500 Index and the cumulative total return on the Company-constructed composite industry index, consisting of the Company, Arthur J. Gallagher & Co., Brown & Brown, Inc., Marsh & McLennan Cos., Inc., and Aon Corporation, over the five year period ended December 31, 2000. The Company selected the businesses in the composite industry index in its good faith belief that these other public companies are most similar to the Company's insurance agency business.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                AMONG HILB, ROGAL AND HAMILTON COMPANY, S&P 500
                              & PEER GROUP INDEX

                                    [GRAPH]

    ASSUMES $100 INVESTED ON DECEMBER 31, 1995 IN HILB, ROGAL AND HAMILTON
           COMPANY COMMON STOCK, S&P 500 INDEX AND PEER GROUP INDEX.
              Source: Standard & Poor's Compustat Services, Inc.

          Hilb, Rogal and
          Hamilton Company          S&P 500 Index   Peer Group
 1995             100                      100           100
 1996          103.57                   122.96        122.06
 1997          156.61                   163.98        177.71
 1998          166.91                   210.85        196.52
 1999          244.26                   255.21        285.23
 2000          351.48                   231.98        336.64

                               AUDIT INFORMATION

   The Board of Directors has adopted a written charter for the Audit Committee that is set forth in Exhibit A to this Proxy Statement. The four members of the Audit Committee are independent as that term is defined in the listing standards of the New York Stock Exchange.

Fees of Independent Public Accountants

 Audit Fees

   The aggregate amount of fees billed or expected to be billed to the Company by Ernst & Young LLP for professional services rendered in connection with the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the review of the Company's interim financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year, is $164,000.

 Financial Information System Design and Implementation Fees

   There were no professional services rendered to the Company by Ernst & Young LLP for the design and implementation of financial information systems for the fiscal year ended December 31, 2000.

 All Other Fees

   The aggregate amount of fees billed to the Company by Ernst & Young LLP for all other non-audit services rendered to the Company for the fiscal year ended December 31, 2000 was $191,000, including audit-related services of $91,000 and non-audit services of $100,000. Audit-related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations, internal audits and SEC registration statements.

Appointment of Independent Public Accountants

   Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2001. Representatives of Ernst & Young LLP will be present at the Meeting, will be available to respond to appropriate questions from shareholders and may make a statement if they so desire.

Audit Committee Report

   Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

   In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor's provision of information technology services and other non-audit services to the Company is compatible with maintaining the auditor's independence.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

                                          AUDIT COMMITTEE
                                           Theodore L. Chandler, Jr., Chairman
                                           Anthony F. Markel
                                           David W. Searfoss
                                           J.S.M. French

                       PROPOSALS FOR 2002 ANNUAL MEETING

   Under the regulations of the Commission, any shareholder desiring to make a proposal to be acted upon at the 2002 Annual Meeting of Shareholders must cause such proposal to be delivered, in proper form, to the Corporate Secretary of the Company, whose address is 4235 Innslake Drive, P.O. Box 1220, Glen Allen, Virginia 23060-1220, no later than November 30, 2001, in order for the proposal to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. The Company anticipates holding the 2002 Annual Meeting of Shareholders on May 7, 2002.

   The Company's Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Corporate Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the meeting. Based on an anticipated date of May 7, 2002 for the 2002 Annual Meeting of Shareholders, the Company must receive such notice no later than March 8, 2002, and no earlier than February 7, 2002. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor and other specified matters. Any shareholder may obtain a copy of the Company's Bylaws, without charge, upon written request to the Corporate Secretary of the Company.

                                ANNUAL REPORTS

   The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000, including consolidated financial statements, is being mailed to shareholders with this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for 2000 filed with the Commission, excluding exhibits, can be obtained without charge by writing to the Corporate Secretary, 4235 Innslake Drive, P.O. Box 1220, Glen Allen, Virginia 23060-1220.

                                   EXHIBIT A

                       Hilb, Rogal and Hamilton Company
                            Audit Committee Charter

Organization

   The audit committee of the board of directors shall be comprised of at least three directors who are independent of management and the Company. Members of the audit committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All audit committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

Statement of Policy

   The board of directors has delegated to the audit committee the responsibility for the oversight of the control environment of the Company including corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the company. The audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions.

Responsibilities

   In carrying out its responsibilities, the audit committee will:

  . Recommend to the full board of directors the adoption of an Audit Committee Charter and review and reassess the Charter as conditions dictate (at least annually).

  . Review and recommend to the directors the independent auditors to be selected to audit the consolidated financial statements of the company and its subsidiaries.

  . Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

  . Review and concur with management's appointment, termination, or replacement of the director of internal audit.

  . Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

  . Review with the independent auditors, the Company's director of internal audit, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

  . Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

  . Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

  . Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

  . Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

  . Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

  . Review the financial statements contained in the annual report to shareholders with management and the independent auditors. Review with financial management and the independent auditors the results of their analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

  . Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

  . Review human resources and succession planning for the accounting and financial departments within the Company.

  . Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

  . On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, in connection with the audit committee's consideration of the independence of the auditor. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors. In considering the auditor's independence, the audit committee shall consider any non-audit services performed by the auditor for the Company and the impact such services may have on the auditor's independence. The audit committee may adopt policies regarding auditor independence including, but not limited to, policies regarding the auditor's performance of non-audit services.

  . Prepare a report of the audit committee to be included in the company's proxy statement in accordance with the SEC rules.

  . Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

  . Investigate, in its discretion, any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose.

  . Include a copy of this Charter in the proxy statement at least triennially or the year after any significant amendment to the Charter.

PROXY

                         HILB, ROGAL AND HAMILTON COMPANY

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The shareholder shown on the reverse side hereby appoints Andrew L. Rogal, Timothy J. Korman and Walter L. Smith, and each or any of them, proxy for said shareholder, with power of substitution, to vote all the shares of Common Stock of Hilb, Rogal and Hamilton Company held of record by said shareholder as of March 16, 2001 at the Annual Meeting of Shareholders of Hilb, Rogal and Hamilton Company to be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia, on May 1, 2001 at 10:00 a.m. eastern time, and at any adjournments or postponements thereof, upon the matters designated on the reverse side as more fully set forth in the Proxy Statement and for the transaction of such business as may properly come before the meeting and any adjournments or postponements thereof.


                           (Continued on reverse side)

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

    You can now access your Hilb, Rogal and Hamilton Company account online.

            Access your Hilb, Rogal and Hamilton Company shareholder
               account online via Investor ServiceDirectSM(ISD).

 Mellon Investor Services LLC agent for Hilb, Rogal and Hamilton Company, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

o View account status                 o View payment history for dividends
o View certificate history            o Make address changes
o View book-entry information         o Obtain a duplicate 1099 tax form
                                      o Establish/change your PIN

             Visit us on the web at http://www.mellon-investor.com
                and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

 You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

  Investor ServiceDirectSM is currently only available for domestic individual and joint accounts.
 o SSN
 o PIN
 o Then click on the (ESTABLISH PIN) button

 Please be sure to remember your PIN, or maintain it in a secure place for future reference.

--------------------------------------------------------------------------------

Step 2: Log in for Account Access

 You are now ready to log in. To access your account please enter your:

 o SSN
 o PIN
 o Then click on the (SUBMIT) button

 If you have more than one account, you will now be asked to select the appropriate account.

--------------------------------------------------------------------------------

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o Certificate History
o Book-Entry Information
o Issue Certificate
o Payment History
o Address Change
o Duplicate 1099

          For Technical Assistance Call 1-877-978-7778 between 9am-7pm
                           Monday-Friday Eastern Time

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1 and 2.
                                                         Please mark
                                                         your votes as
                                                          indicated
                                                           in this
                                                           example     [X]

Item 1. ELECTION OF DIRECTORS             Nominees: (01) J.S.M. French, (02) Anthony      Please disregard if you have previously
                                          F. Markel, (03) David W. Searfoss, (04)         provided your consent decision.
FOR all nominees       WITHHOLD           Robert S. Ukrop
listed at right        AUTHORITY                                                          By checking the box to the right, I   [ ]
(except as marked      to vote for all    INSTRUCTIONS: To withhold authority to vote     consent to future delivery of
to the contrary)       nominees           for any individual nominee, write each such     annual reports, proxy statements,
                       listed at right    nominee's name in the following space:          prospectuses and othermaterials and
                                                                                          shareholder communications
    ------               -------          ---------------------------------------         electronically via the Internet at a
                                                                                          webpage which will be disclosed to me.
                                                                                          I understand that the Company may no
                                                                                          longer distribute printed materials to
                                                                                          me from any future shareholder
                                                                                          meeting until such consent is revoked.
                                                                                          I understand that I may revoke my
                                                                                          consent at any time by contacting the
                                                                                          Company's transfer agent, Mellon
                                                                                          Investor Services LLC, Ridgefield Park,
                                                                                          NJ and that costs normally associated
                                                                                          with electronic delivery, such as
                                                                                          usage and telephone charges as well as
                                                                                          any costs I may incur in printing
                                                                                          documents, will be my responsibility.




Item 2. In their discretion, the proxies are  PLEASE MARK, SIGN, DATE AND RETURN
authorized to vote upon such other            THE PROXY PROMPTLY USING THE
business as may properly come                 ENCLOSED ENVELOPE.
before the meeting.

 Signature(s) ______________________Signature(s) __________________Date ________

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign in corporation's name by President or other authorized officer. If a partnership, please sign in partnership's name by authorized person.

--------------------------------------------------------------------------------
                           o FOLD AND DETACH HERE o

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

        Internet http://www.proxyvoting.com/hrh Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                            Telephone 1-800-840-1208
  Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      Mail

        Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

[VOTING INSTRUCTION]

           Please fold and detach card at perforation before mailing.
--------------------------------------------------------------------------------

                        HILB, ROGAL AND HAMILTON COMPANY

                    TO TRUSTEE, HRH RETIREMENT SAVINGS PLAN

             This Voting Instruction is Solicited on Behalf of the Board of Directors of Hilb, Rogal and Hamilton Company

Pursuant to Section 12.9 of the HRH Retirement Savings Plan of Hilb, Rogal and Hamilton Company, you are directed to vote, in person or by proxy, the whole shares of Common Stock of Hilb, Rogal and Hamilton Company credited to the undersigned Participant's Account as of March 16, 2001 at the Annual Meeting of Shareholders of Hilb, Rogal and Hamilton Company to be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia, on May 1, 2001, at 10:00 a.m. eastern time, and at any adjournments or postponements thereof, upon the matters designated on the reverse side as more fully set forth in the Proxy Statement and for the transaction of such business as may properly come before the meeting and any adjournments or postponements thereof.

THIS VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, OR IF A VOTING INSTRUCTION IS NOT PROPERLY EXECUTED AND RECEIVED BY THE TRUSTEE, THE SHARES CREDITED TO YOUR PARTICIPANT'S ACCOUNT SHALL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES FOR WHICH THE TRUSTEE HAS RECEIVED PROPER VOTING INSTRUCTIONS.

           Please fold and detach card at perforation before mailing.

--------------------------------------------------------------------------------

                        HILB, ROGAL AND HAMILTON COMPANY
                    TO TRUSTEE, HRH RETIREMENT SAVINGS PLAN

This Voting Instruction when properly executed will be voted in the manner directed by the undersigned shareholder.


Item 1.  ELECTION OF DIRECTORS
                                                      INSTRUCTIONS:    To withhold authority  to vote for any individual nominee,
         [ ]  FOR   Nominee:  J. S. M. French                          write each such nominee's name in the following space:
                              Anthony F. Markel
                              David W. Searfoss
                              Robert S. Ukrop         ---------------------------------------------------------------------------

         [ ]  WITHHOLD AUTHORITY                      RECORD DATE SHARES:
              to vote for all such nominees

                                                      Please be sure to sign and date this Voting Instruction.
                                                      Please sign exactly as name(s) appear(s) hereon.



                                                      ---------------------------------------------------------------------------
                                                      Participant Sign Here

                                                      Date: _____________________________________________________________  ,  2001